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                                                                    Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated January 30, 2001 (except with respect to the matters discussed in Note 19, as to which the date is March 13, 2001), included in this Form 10-K, into Curis, Inc.'s previously filed Registration Statements File Nos. 333-42598, 333-42596 and 333-42594.



/s/ Arthur Anderson LLP

Boston, Massachusetts
March 27, 2001